Exhibit 10.2       Employment Agreement between First National Bank of the South and Robert Murdoch dated January 31, 2005.

Exhibit 10.2

EMPLOYMENT AGREEMENT
(ROBERT MURDOCH)

        THIS EMPLOYMENT AGREEMENT (the “Agreement”), made as of the 31st day of January, 2005, by and between First National Bank of the South (d.b.a First National Bank of Spartanburg) (“Employer”), having its principal office at 215 North Pine Street, Spartanburg, South Carolina 29304, and Robert Murdoch (“Employee”).

        Employer presently employs Employee as its Executive Vice-President and Retail Banking Manager. Employer recognizes that Employee’s contributions to the growth and success of Employer is substantial. Employer desires to provide for the continued employment of Employee and to make certain changes in Employee’s employment arrangements which Employer has determined will reinforce and encourage the continued dedication of Employee to Employer and will promote the best interest of Employer and its shareholders. Employee is willing to continue to serve Employer on the terms and conditions herein provided.

        In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.        Employment. Employer hereby employs Employee and Employee accepts employment on the terms and conditions hereafter set forth.

        2.        Term. The term of employment under this Employment Agreement shall be two years, and shall commence as of January 31, 2005, and shall continue until January 31, 2007, unless earlier terminated as hereinafter provided in Section 17. At the end of each year of the Term, the Term shall be extended for an additional year so that the remaining term shall continue to be two years; provided that the Employee or the Employer may at any time, by written notice, fix the Term to a finite term of two years commencing with the year of the notice.

        3.        Duties. Employee shall serve as an Executive Vice-President and Retail Banking Manager of Employer and in such capacity shall perform such duties as are consistent with that position and as Employer from time to time may direct. Such duties shall be performed at Employer’s principal corporate offices or subsidiary office as agreed upon by Employer and Employee. Employer reserves the right from time to time to extend, curtail or change the title and duties of Employee.

        4.        Extent of Services. Employee shall, during normal working hours, devote his best efforts as well as his full time, attention and energies to the business of Employer and shall diligently perform to the best of his ability such duties as may be reasonable assigned to Employee.

        Employee shall not, during the term of this Agreement, be engaged in any other business activity whether or not such business activity is pursued for gain, profit or pecuniary advantage and whether or not such activity is carried on outside normal working hours, but this prohibition shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which investments are made. Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that, during the term of this Agreement, he will not render or perform services, or enter into any contract to do so, for any of the corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

        5.        Base Salary. For all services rendered by Employee under this Agreement, Employer shall pay Employee a base salary of $96,530.00 per year, payable in accordance with the salary payment practices of Employer. Employer shall have the right to increase the compensation provided by this Agreement, but any such increase shall not affect any of the other terms and conditions of this Agreement. Employee’s base salary and performance will be reviewed annually. The base salary may be increased, but will not decrease, in the Employer’s sole discretion as a result of the review.

        6.        Benefits.

                   (a)        Employee shall be entitled, to the extent that Employee’s position, title, tenure, salary, age, health, performance, and other qualifications make him eligible, to participate in all employee benefit plans or programs of Employer currently in existence on the date hereof including but not limited to any Performance Bonus Plans. Employee’s participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

                   (b)        At Employer’s election, Employer shall provide Employee with an automobile owned or leased by Employer of a make and model appropriate to the Employee’s status, or $N/A monthly automobile allowance. If Employer provides the Employee with an automobile, Employer shall provide for reasonable expenses associated with the automobile, including, but not limited to insurance, taxes, mileage, maintenance, etc.

                   (c)        Employer shall pay the annual dues for Employee’s membership at the Piedmont Club for so long as Employee remains an Executive Vice President of Employer and this Agreement remains in force.

        7.        Part-time Employment. Employee may elect to work part-time during the course of this Agreement. Employee’s salary shall be prorated, using Employee’s base salary at the time Employee elects to work part-time, for a forty hour work week. Employer shall continue to provide all benefits listed in section 6 above, provided Employee works at least thirty hours per week. Employee may elect to work fewer than thirty hours per week, but if Employee does so, Employer shall not pay Employee’s benefits listed in section 6 above.

        8.        Working Facilities. Employee shall be furnished with an office and such other facilities and services as may be necessary or suitable to his position and adequate for the performance of his duties.

        9.        Expenses. Employee is authorized to incur reasonable expenses for promoting the business of Employer, including expenses for entertainment, travel and similar items, but only to the extent that such expenses are allowable deductions to Employer on its Federal income tax return. Employer shall promptly reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures. Employee shall repay to Employer the amounts of any expenses claimed which, for lack of proper documentation or otherwise, are not allowed to Employer as deductions for Federal income tax purposes.

        10.        Vacations. Employee shall be entitled each fiscal year to 20 paid days off, which number of days is granted by Employer to employees of similar tenure and compensation rank, pursuant to Employer’s paid days off policy. Employer reserves the right to modify this and any other personnel policy from time to time.

        11.        Stock Options. Employee shall have the opportunity to participate in Employer’s long-term equity incentive program and be eligible for the grant of stock options, restricted stock, and other awards thereunder or under any similar plan adopted by Employer. Awards under this plan are in the discretion of the board of directors and shall be made pursuant to a separate agreement.

        12.        Ownership of Work Product.

                   (a)        Employee shall diligently disclose to Employer as soon as it is created or conceived by Employee, and Employer shall own, all Work Product (as defined below). To the extent permitted by law, all Work Product shall be considered work made for hire by Employee and owned by Employer.

                   (b)        If any of the work Product may not, by operation of law, be considered work made for hire by Employee for Employer (or if ownership of all right, title and interest of the intellectual property rights therein shall not otherwise vest exclusively in Employer), Employee agrees to assign, and upon creation thereof automatically assigns, without further consideration, the ownership of all Work Product to Employer, its successors and assigns.

                   (c)        Employer, and its successors and assigns, shall have the right to obtain and hold in its or their own name copyrights, registrations, and any other protection available in the foregoing.

                   (d)        Employee agrees to perform upon the reasonable request of Employer, during or after Employee’s employment, such further acts as may be necessary or desirable to transfer, perfect and defend Employer’s ownership of the Work Product. When requested, Employee will

                                  (i)        Execute, acknowledge and deliver any requested affidavits and documents of assignment and conveyance;

                                  (ii)        Obtain and aid in the enforcement of copyrights (and, if applicable, patents) with respect to the Work Product in any countries.

                                  (iii)        Provide testimony in connection with any proceeding affecting the right, title or interest of Employer in any Work Product; and

                                  (iv)        Perform any other acts deemed necessary or desirable to carry out the purposes this Agreement.

Employer shall reimburse all reasonable out-of-pocket expenses incurred by Employee at Employer’s request in connection with the foregoing.

                   (e)        For purposes hereof, “Work Product” shall mean all intellectual property rights, including all Trade Secrets, U.S. and international copyrights, patentable inventions, discoveries and improvements, and other intellectual property rights, in any programming, documentation, technology or other work product that relates to the business and interest of Employer and that Employee conceives, develops, or delivers to Employer at any time during the term of Employee’s employment. “work Product” shall also include all intellectual property rights in any programming, documentation, technology or other work product that is now contained in any of the products or systems (including development and support systems) of Employer prior to the date of this Agreement while Employee was engaged as an independent contractor or employee of Employer. Employee hereby irrevocably relinquishes for the benefit of Employer and its assigns any moral rights in the Work Product recognized by applicable law.

        13.        Protection of Trade Secrets and Confidential Information.

                   (a)        Through exercise of his rights and performance of his obligations under this Agreement, Employee will be exposed to “Trade Secrets” and “Confidential Information” (as those terms are defined below). “Trade Secrets” shall mean information or data of or about Employer or any affiliated entity, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers, clients, distributors, or licensees, that: (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with the definition of “trade secret” mandated under applicable law, the latter definition shall govern for purposes of interpreting Employee’s obligations under this Agreement. Except as required to perform his obligations under this Agreement, or except with Employer’s prior written permission, Employee shall not use, redistribute, market, publish, disclose or divulge to any other person or entity any Trade Secrets of Employer. Employee’s obligations under this provision shall remain in force (during and after the term) for so long as such information or data shall continue to constitute a Trade Secret under applicable law. Employee agrees to cooperate with any and all confidentiality requirements of Employer, and Employee shall immediately notify Employer of any unauthorized disclosure or use of any Trade Secrets which Employee becomes aware.

                   (b)        Employee will abide by Employer’s policies and regulations, as established from time to time, for the protection of its Confidential Information. Employee acknowledges that all records, files, data, documents, and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to Employer or its affiliated entities shall be and remain the sole property of Employer and/or such affiliated entity. Employee agrees, upon the request of Employer, and in any event upon termination o his employment, to turn over all copies of all media, records, documentation, etc., pertaining to Employer (together with a written statement certifying as to his compliance with the foregoing.)

        14.        Non-Solicitation of Customers. During the term of his employment with Employer, and for a period of one year thereafter, Employee shall not directly or indirectly solicit any individual or entity which was a customer or client of Employer for the purpose of providing a service or product to such customer or client which is the same type of service or product offered or provided by Employer, provided, however, that this restriction shall apply only to those customers or clients with whom Employee had contact in connection with services or products provided by Employer within two years prior to the date of termination of such employment.

        15.        Non-Solicitation of Employees. During the term of Employee’s employment with Employer, and for a period of one year thereafter, Employee shall not, directly or indirectly, induce or solicit for employment any employee of Employer for the purpose of providing services that are the same or similar to the types of services offered or engaged in by Employer at the time of termination of Employee’s employment with Employer.

        16.        Non-Competition Agreement. During Employee’s employment with Employer and for a period of one year thereafter, Employee shall not (without the prior written consent of Employer) compete with Employer of any of its subsidiaries, directly or indirectly, engage in forming, serving as an organizer, director, officer of, employee or agent, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company therefor if such depository institution or holding company has one or more offices or branches located within 30 miles of any office or branch of Employee in existence at the time Employee’s employment with Employer is terminated (the “Territory”). Notwithstanding the foregoing, Employee may serve as an officer of or consultant to a depository institution or holding company therefor even though such institution operates one or more offices or branches in the Territory, if Employee’s employment does not directly involve, in whole or in part, the depository financial institution’s or holding company’s operations in the Territory. As special consideration for this provision, Employer and Employee have, contemporaneously with this Agreement, executed a separate agreement awarding Employee with 2,500 stock options under Employer’s long-term equity incentive program.

        17.        Termination.

                   (a)        Death or Total Disability. Employee’s employment hereunder shall terminate upon Employee’s death. Employer may, in accordance with applicable state and federal laws and regulations, terminate Employee’s employment hereunder in the event of Employee’s total disability for which no reasonable accommodation is available. For purposes of this subsection 17(a), “total disability” means the inability of Employee to perform substantially all of his current duties as required hereunder for a continuous period of 180 days because of mental or physical condition, illness or injury, and “reasonable accommodation” means an accommodation that does not cause an undue hardship on the Employer.

                   (b)        Termination Without Cause. Either party may terminate this Agreement without Cause upon 30 days’ written notice to the other party. If Employer terminates this Agreement without cause, Employee will receive a severance payment in the amount of twelve month’s salary.

                   (c)        Termination With Cause. Employer may terminate this Agreement for Cause upon delivery of a Notice of Termination to the Employee. The Termination of Employee’s employment shall be for “Cause” if it is:

                                  (i)        the result of the commission or omission of an act by Employee of a willful or negligent nature which causes harm to Employer;

                                  (ii)        the conviction of Employee for the commission or perpetration by Employee of any felony or any act of fraud;

                                  (iii)        the failure of Employee to devote his full time and attention to the business, as provided in Section 4;

                                  (iv)        or the failure of Employee to perform his duties hereunder.

        With respect to (iii) and (iv) above, Employer shall provide written notice to Employee of Employee’s failure to devote his full time and attention to the business or to perform his duties hereunder, and provide Employee 30 days to cure such failure (if it can be) prior to terminating with cause.

                   (d)        The Employee may terminate this Agreement for Good Reason upon delivery of a Notice of Termination to the Employer within a 90-day period beginning on the 30th day after the occurrence of a Change in Control. If the Employee’s employment is terminated by the Employee pursuant to this provision, in addition to other rights and remedies available in law or equity, the Employee shall be entitled to the following:

                                  (i)        the Employer shall pay the Employee in cash within fifteen days of the date of termination severance compensation in an amount equal to his then current monthly base salary multiplied by 12, plus any bonus earned or accrued through the date of termination (including any amounts awarded for previous years but which were not yet vested);

                                  (ii)        for a period of 12 months, the Employer shall at its expense continue on behalf of the Employee and his dependents and beneficiaries the life insurance, disability, medical, dental, and hospitalization benefits provided (x) to the Employee at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y) to other similarly situated Employees who continue in the employ of the Employer. Such coverage and benefits (including deductibles and costs) shall be no less favorable to the Employee and his dependents and beneficiaries than the most favorable of such coverages and benefits referred to above. The Employer’s obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Employee obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Employer may reduce the coverage of any benefits it is required to provide the Employee hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Employee than the coverages and benefits required to be provided hereunder. This subsection (ii) shall not be interpreted so as to limit any benefits to which the Employee or his dependents or beneficiaries may be entitled under any of the Employer’s employee benefit plans, programs, or practices following the Employee’s termination of employment, including, without limitation, retiree medical and life insurance benefits; and

                                      (iii)        the restrictions on any outstanding incentive awards (including restricted stock) granted to the Employee under the Company’s or the Bank’s long-term equity incentive program or any other incentive plan or arrangement shall lapse and such awards shall become 100% vested, all stock options and stock appreciation rights granted to the Employee shall become immediately exercisable and shall become 100% vested, all performance units granted to the Employee shall become 100% vested, and the restrictive covenants contained in Section 9 shall not apply to the Employee.

        18.        Governing Law. This Agreement has been entered into in the State of South Carolina and shall be governed by the laws of such State.

        19.        Remedies for Breach. Employee recognizes and agrees that a breach by Employee of any covenant contained in this Agreement would cause immeasurable and irreparable harm to Employer. In the event of a beach or threatened breach of any covenant contained herein, Employer shall be entitled to temporary and permanent injunctive relief, restraining Employee from violating or threatening to violate any covenant contained herein, as well as all costs and fees incurred by Employer, including attorneys’ fees, as a result of Employee’s breach or threatened breach of the covenant. Employer and Employee agree that the relief described herein is in addition to such other and further relief as may be available to Employer at equity or by law. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to it for such breach of threatened breach, including the recovery of damages from Employee.

        20.        Consideration. Employee acknowledges and agrees that valid consideration has been given to Employee by Employer in return for the promises of Employee set forth herein.

        21.        Covenants are Independent. The covenants on the part of Employee contained herein shall each be construed as agreements independent of each other and of any other provisions in this Agreement and the unenforceability of one shall not affect the remaining covenants.

        22.        Severability and Substitution of Valid Provisions. To the extent that any provision or language of this Agreement is deemed unenforceable, by virtue of the scope of the business activity prohibited or the length of time the activity is prohibited, Employer and Employee agree that this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of the State of South Carolina.

        23.        Extension of Periods. Each of the time periods described in this Agreement shall be automatically extended by any length of time during which Employee is in breach of the corresponding covenant contained herein. The provisions of this Agreement shall continue in full force and effect throughout the duration of the extended periods.

        24.        Reasonable Restraint. It is agreed by the parties that the foregoing covenants in this agreement are necessary for the legitimate business interests of Employer and impose a reasonable restraining on Employee in light of the activities and business of Employer on the date of the execution of this Agreement.

        25.        Withholding of Taxes. Employer may withhold from any amounts payable to Employee under this Agreement all federal, state, city or other taxes and withholdings as shall be required pursuant to any applicable law, rule or regulation.

        26.        Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if given in writing and sent by registered or certified mail to his residence in the case of Employee or to is principal office in the case of Employer.

        27.        Assignment. The rights and obligations of the parties to this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. This Agreement shall not be terminated by any merger or consolidation whether or not Employer is the consolidated or surviving corporation or by transfer of all or substantially all of the assets of Employer to another corporation if there is a surviving or resulting corporation in such transfer.

        28.        Severability. It is not the intent of any party hereto to violate any public policy of any jurisdiction in which this Agreement may be enforced. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise unlawful, the remainder of this Agreement and the application of such provision shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal.

        29.        Certain Definitions. For the purpose of this Agreement, the following terms and phrases have the particular meaning given below:

                   (a)        “Change in Control” shall mean the occurrence during the Term of any of the following events, unless such event is a result of a Non-Control Transaction:

                                      (i)        The individuals who, as of the date of this Agreement, are members of the Board of Directors of the Employer (the “Incumbent Board”) cease for any reason to constitute at least fifty percent of the Board of Directors of the Employer; provided, however, that if the election, or nomination for election by the Employer’s shareholders, of any new director was approved in advance by a vote of at least fifty percent of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Employer, including by reason of any agreement intended to avoid or settle any election contest or proxy contest.

                                  (ii)        An acquisition (other than directly from the Employer) of any voting securities of the Employer (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Employer’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control.

                                  (iii)        Approval by the shareholders of the Employer of: (i) a merger, consolidation, or reorganization involving the Employer; (ii) a complete liquidation or dissolution of the Employer; or (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Employer to any Person (other than a transfer to a Subsidiary).

                                  (iv)        A notice of an application is filed with the Office of Comptroller of the Currency (the “OCC”) or the Federal Reserve Board or any other bank or thrift regulatory approval (or notice of no disapproval) is granted by the Federal Reserve, the OCC, the Federal Deposit Insurance Corporation, or any other regulatory authority for permission to acquire control of the Employer or any of its banking subsidiaries; provided that if the application is filed in connection with a transaction which has been approved by the Board, then the Change in Control shall not be deemed to occur until consummation of the transaction.

                   (b)        “Good Reason” shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (i) through (viii) hereof:

                                  (i)         a change in the Employee’s status, title, position or responsibilities (including reporting responsibilities) which, in the Employee’s reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; the assignment to the Employee of any duties or responsibilities which, in the Employee’s reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; any removal of the Employee from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability or Cause, as a result of his death, or by the Employee other than for Good Reason, or any other change in condition or circumstances that in the Employee’s reasonable judgment makes it materially more difficult for the Employee to carry out the duties and responsibilities of his office than existed at any time within ninety days preceding the date of Change in Control or at any time thereafter;

                                  (ii)         a reduction in the Employee’s base salary or any failure to pay the Employee any compensation or benefits to which he is entitled within five days of the date due;

                                  (iii)         a change in the performance bonus compensation plan available to Employee such that the total aggregate compensation package of base salary together with bonus compensation which the Employee has an opportunity to earn will be reduced from the total compensation of base salary and performance bonus the Employee actually earned the previous calendar year.

                                  (iv)         the Employer’s requiring the Employee to be based at any place outside a 30-mile radius from the executive offices occupied by the Employee immediately prior to the Change in Control, except for reasonably required travel on the Employer’s business which is not materially greater than such travel requirements prior to the Change in Control;

                                  (v)         the failure by the Employer to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Employee was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Employee, or (B) provide the Employee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Employee was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter;

                                  (vi)         the insolvency or the filing (by any party, including the Employer) of a petition for bankruptcy of the Employer, which petition is not dismissed within sixty days;

                                  (vii)         any material breach by the Employer of any material provision of this Agreement;

                                  (viii)         any purported termination of the Employee’s employment for Cause by the Employer which does not comply with the terms of this Agreement; or

                                  (ix)         the failure of the Employer to obtain an agreement, satisfactory to the Employee, from any successor or assign to assume and agree to perform this Agreement, as contemplated in Section 11 hereof.

Any event or condition described in clause (i) through (viii) above which occurs prior to a Change in Control but which the Employee reasonably demonstrates (A) was at the request of a third party, or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to the Change in Control. The Employee’s right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

        30.        Entire Agreement; Amendment. This Agreement supersedes any other agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of Employee by Employer. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in writing signed by all parties hereto; provided, however, that Employee’s compensation may be increased at any time by Employer without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect.

        31.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written on this 31st day of January, 2005.

EMPLOYER: FIRST NATIONAL BANK OF THE SOUTH By: /s/ Jerry L. Calvert Name: Jerry L. Calvert Title: President and Chief Executive Officer

[CORPORATE SEAL]

Attest:

_____________________________________
Secretary

EMPLOYEE: ROBERT MURDOCH /s/ Robert W. Murdoch, Jr. Print Name: Robert W. Murdoch, Jr.